Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 20, 2024, relating to the financial statements of Portland General Electric Company and the effectiveness of Portland General Electric Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Portland General Electric Company for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Portland, OR

May 10, 2024